Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-105819, No. 333-107143, No. 333-136123, and No. 333-174349 on Forms S-8 and Registration Statement No. 333-251298 on Form S-3 of Core Molding Technologies, Inc. of our report dated March 14, 2023 relating to the consolidated financial statements, Schedule II and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP
Franklin, Tennessee
March 14, 2023